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                                                                  EXHIBIT 10.1


                   AMENDMENT NO. 3 TO BUSINESS LOAN AGREEMENT
                          (RECEIVABLES AND INVENTORY)


         This Amendment No. 3 (the "Amendment") dated as August 2, 2000, is between BANK OF AMERICA, N.A. (the "Bank") and HUNTWAY REFINING COMPANY (the "Borrower").

                                    RECITALS

         A. The Bank and the Borrower are parties to that certain Business Loan Agreement (Receivables and Inventory) dated as of October 29, 1999, as previously amended (the "Agreement").

         B. The Bank and the Borrower desire to further amend the Agreement as herein provided.

                                   AGREEMENT

         1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.


         2.       Amendments.   The Agreement is hereby amended as follows:

                  2.1. In Section 1.1(b) of the Agreement, the phrase "the Inventory Cap" is substituted for the figure "Ten Million Dollars ($10,000,000)" appearing therein.

                  2.2 Section 1.1 of the Agreement is further amended to fully restate the first sentence of the second paragraph of said section to read as follows:

                           "If at any time the total amount of principal outstanding under the line of credit and the Reserve (as defined in Section 2.1 (e) hereof) exceeds this limit, the Borrower will immediately either increase the loan value of marketable securities or other acceptable collateral pledged to the Collateral Agent, or reduce the total amount outstanding in order to comply with this limit."

                  2.3. In Section 1.3(b) of the Agreement, the phrase "ten percent (10%) of the available Inventory Cap" is substituted for the figure "$500,000" appearing therein.

                  2.4. In Section 1.3(c) of the Agreement, the phrase "fifteen percent (15%) of the available Inventory Cap" is substituted for the figure "One Million Dollars ($1,000,000)" appearing therein.




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                  2.5.     The first sentence of Section 1.3(d) of the
         Agreement is amended in full to read as follows:

                           "The inventory is held for sale or use in the ordinary course of Borrower's business and is of good and merchantable quality, including work-in-process inventory, returned inventory and inventory manufactured to the specifications of an account debtor."

                  2.6. Section 1.6 of the Agreement is amended in full to read as follows:

                           "'Credit Limit' means the amount of (i) Thirty Million Dollars ($30,000,000) during the period of May 1st through November 30th of each year, or (ii) Twenty-Five Million Dollars ($25,000,000) during the period of December 1st through April 30th of each year."

                  2.7. The Agreement is amended to add a new Section 1.17 (acknowledged by the parties hereto to be out of alphabetical order to avoid renumbering of sections) to read as follows:

                           "1.17 `Inventory Cap' means, as of any date of determination, the amount shown below, determined from the borrowing certificate delivered by the Borrower as of the end of each month pursuant to
                           Section 9.3(d) hereof, based upon the average daily purchase price of crude oil per barrel (`bbl') shown on the Kern River, Chevron Posting Purchased Oil Price (`KRCP Price') for such month:

                           -----------------------------------------------------

                                    AVERAGE DAILY                    AMOUNT OF
                                     KRCP PRICE                    INVENTORY CAP
                           -----------------------------------------------------
                           Less than or equal to                    $10,000,000
                           $10.00/bbl
                           -----------------------------------------------------
                           Greater than $10.00/bbl but              $12,500,000
                           less than or equal to
                           $20.00/bbl
                           -----------------------------------------------------
                           Greater than $20.00/bbl                  $15,000,000"
                           -----------------------------------------------------

                  2.8 In the first sentence of Section 2.1 (d) of the Agreement, the phrase "plus




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         the face amount of any outstanding letters of credit" is substituted for the phrase "plus the outstanding amounts of any letters of credit" appearing therein.


                  2.9. Section 2.1(e) of the Agreement is amended in full to read as follows:

                           "(e) In determining the net amount available to the Borrower under the line of credit, the Bank will reserve under the Borrowing Base the total of (i) an amount equal to the lesser of the face amount of any outstanding standby letter of credit or the actual amount of the underlying accounts payable to the beneficiary of such letter of credit, (ii) the face amount of any outstanding commercial letter of credit, and (iii) One Million Dollars ($1,000,000) for capital expenditures (in the aggregate the "Reserve")."

                  2.10. In Section 2.2 of the Agreement, the date "June 1, 2002" is substituted for the date "June 1, 2001" appearing therein.

                  2.11 In Section 2.7 of the Agreement, the date "December 1, 2002" is substituted for the date "November 1, 2001" appearing therein.

                  2.12. Section 9.3(d) of the Agreement is amended in full to read as follows:


                           "(d) A borrowing certificate setting forth the amount of Acceptable Receivables and Acceptable Inventory as of (i) the 10th day of each month, (ii) the 20th day of each month and (iii) as of the last day of each month, within 7 days after each period with respect to (i) and (ii) and within 10 days of month end with respect to (iii) and, upon the Bank's request, copies of the invoices or the record of invoices from the Borrower's sales journal for such Acceptable Receivables, copies of the delivery receipts, purchase orders, shipping instructions, bills of lading and other documentation pertaining to such Acceptable Receivables, and copies of the cash receipts journal pertaining to the borrowing certificate. In the borrowing certificate Borrower shall represent and warrant that all Acceptable Receivables are net of any credits due as a result of price adjustments or de-escalation as it relates to indexing programs. The borrowing certificate shall include the total amount of outstanding standby letters of credit and the total amount of accounts payable due to the beneficiaries of the







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                           outstanding standby letters of credit. The borrowing
                           certificate for month-end shall include information with respect to the average daily KRCP Price of crude oil per barrel for such month."

                  2.13. In Section 9.3, subsection (k) is amended to read as "(l)" and a new subsection (k) is added to read as follows:

                           "(k) Within the periods provided in (a) and (b) above, a compliance certificate signed by the Borrower setting forth (i) the information and computations (in sufficient detail) to establish that the Borrower is in compliance with all financial covenants at the end of the period covered by the financial statements then being furnished and (ii) whether there existed as of the date of such financial statements and whether there exists as of the date of the certificate, any default under this Agreement and, if any such default exists, specifying the nature thereof and the action the Borrower is taking and proposes to take with respect thereto."

         3. Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank, (b) the representations and warranties in the Agreement are true as if made on the date of this Amendment, (c) this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers, and (d) this Amendment does not conflict with any law, Agreement, or obligation by which the Borrower is bound.

         4. Conditions. This Amendment will be effective when the Bank receives the following items, in form and content acceptable to the Bank.

                  4.1. This Amendment duly executed by all parties hereto.


                  4.2. Evidence that the execution, delivery and performance by the Borrower of this Amendment has been duly authorized.

         5. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.





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     This Agreement is executed as of the date stated at the beginning of this
Amendment.

                                         HUNTWAY REFINING COMPANY


                                         By: _______________________________
                                         Name: _____________________________
                                         Title: ____________________________



                                         BANK OF AMERICA, N.A.


                                         By: _______________________________
                                         Name: _____________________________
                                         Title: ____________________________





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